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                                                     Exhibit 4(iii)


                                                     March 26, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Subject: General Electric Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 1-6461


Dear Sirs:

    Neither General Electric Capital Corporation (the "Corporation") nor
any
of its subsidiaries has outstanding any instrument with respect to its long-
term debt under which the total amount of securities authorized exceeds
10%
of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4) (iii) of Item 601 of Regulation
S-K (17 CFR 229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                             Very truly yours,

                             GENERAL ELECTRIC CAPITAL CORPORATION


                             By: /s/ J. A. Parke
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                                 J. A. Parke,
                                 Senior Vice President, Finance